Exhibit 99.1

GLOBALSCAPE® ADVANCES ITS AWARD-WINNING MANAGED FILE TRANSFER SOLUTION

Enhanced File Transfer™ Version 7 Offers High Availability, Stronger Security, and Better Usability

SAN ANTIONIO, TX – July 8, 2014 – GlobalSCAPE, Inc., the secure information exchange company, launched version 7 of its Enhanced File Transfer™ (EFT™) platform on July 3rd.  The latest upgrade provides organizations with even more control over their mission-critical information by offering several new features, including support for active-active high availability (HA) architectures, expanded PCI DSS version 3.0 facilitation, and an advanced Web Transfer Client (WTC) that leverages HTML5 technology.

“In a recent study, we found that nearly 90 percent of organizations unexpectedly lose access to critical systems, resulting in lost data, productivity, and, of course, end-user frustration,” said James Bindseil, president and CEO of Globalscape.  “Active-active, high availability architectures—like what is now available in EFT version 7—play a crucial role in maximizing uptime and performance, and mitigating the negative ramifications of downtime.”
Globalscape’s EFT platform gives IT professionals everything they need to secure, manage, and govern the files and data leaving their organization. The new functionality in version 7 enables organizations to:

•	Maximize the uptime and performance of critical IT systems through the new active-active HA architecture

•	Enhance the compatibility of WTC file transfers by adding HTML5 support in addition to the existing Java Runtime Environment

•	Increase scalability and business continuity with more flexible, uninterrupted file transfer service

•	Facilitate PCI DSS version 3.0 compliance with updates to security components, such as PGP and AS2

“Today’s workforce demands fast, easy, and secure tools to share information and transfer files,” said Chandana Gopal, manager of IDC's MFT research. “There has been a resurgence in managed file transfer spending driven by significant growth of data-in-motion and enterprise need for control, governance, visibility and reliability. MFT platforms that satisfy both business and IT will be the growth leaders."

New Modular Availability for EFT
Globalscape’s EFT platform has been repackaged to more directly and uniquely meet the file-transfer needs of various organizations. From small businesses to major enterprises, Globalscape’s new modular approach allows organizations to customize the EFT platform and pay for only the functionality they need.

“Globalscape’s new EFT model makes it easier than ever before for organizations of all sizes to effectively leverage its managed file transfer solution,” said Ian Davin, CEO of HANDD Business Solutions. “This new approach, along with the advanced functionality and high availability architecture offered in EFT version 7, make Globalscape a perfect partner for organizations looking to secure, automate, and manage file transfers company-wide.”

For more insight on the importance of high availability, download Globalscape’s new report – Three Ways System Downtime Affects Companies and Four Methods to Minimize It.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

###

Contact: Robinson Hicks
Phone Number: 617-969-9192
Email: globalscape@corporateink.com